Exhibit 10.2

MERIDIAN WASTE SOLUTIONS, INC.

One Glenlake Parkway NE, Suite 900

Atlanta, GA 30328

(770) 691-6350

November 20, 2017

YA II PN, Ltd.

1012 Springfield Ave.

Mountainside, NJ 07092

VIA ELECTRONIC MAIL

Re: Termination of Investment Agreement

You are being sent this letter (this “Letter Agreement”) to effect the termination of that certain Investment Agreement (the “Investment Agreement”) entered into on November 7, 2017 between Meridian Waste Solutions, Inc. (the “Company”) and YA II PN, Ltd. (“YA”), in accordance with the parties’ mutual agreement to do so on the terms and conditions set forth herein.

Except for the Fee Shares (as such term is defined in the Investment Agreement), no shares of the Company’s common stock have been offered to YA or issued to YA, nor has the Company filed with the U.S. Securities and Exchange Commission any registration statement or prospectus supplement.

Pursuant to this Letter Agreement, the parties hereby agree that (i) the Company will pay to YA a termination fee in the form of (a) $100,000 in cash paid to YA on or before November 22, 2017 and (b) 82,282 shares of restricted common stock of the Company will be issued to YA in further consideration for YA’s entry into this Letter Agreement (the “Termination Shares” and, together with the Fee Shares, the “Registrable Shares”) and (ii) the Company will register the Registrable Shares for re-sale in a registration statement on Form S-3, which registration statement shall include the shares of common stock into which the Series E Preferred Stock is convertible and be filed on or before November 22, 2017. The Fee Shares were issued in consideration for the commitment fee in the amount of $250,000 owed by the Company pursuant to YA’s having entered into the Investment Agreement, calculated at the price of $1.03 per share, the closing trading price of the Company’s common stock on the trading day prior to the date the Investment Agreement was executed and delivered.

YA and the Company hereby agree to be bound by the respective representations, warranties and other obligations set forth in Exhibit A attached hereto and made a part hereof.

By their execution hereof, YA and the Company hereby mutually agree and acknowledge that effective as of the date hereof the Investment Agreement, and the private placement contemplated thereby, is hereby terminated and is of no further force or effect, notwithstanding any term or condition contained in the Investment Agreement, including, but not limited to, provisions surviving termination, and no party will have any obligation arising therefrom.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

MERIDIAN WASTE SOLUTIONS, INC.

By:
Name:	Jeffrey Cosman
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

YA II PN, Ltd.

By: Yorkville Advisors Global, LLC
Its: Investment Manager

By:

Exhibit A

DEFINITIONS

For purposes of the Letter Agreement dated November 20, 2017, of which this Exhibit A forms a part (this “Agreement”), except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them as follows:

A.       “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

B.       “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

C.       “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

D.       “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

E.       “Common Stock” means the common stock of the Company, par value $0.025 per share.

F.       “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

G.       “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

H.       “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, Preferred Stock, subscription, call or put required to be filed as an exhibit to the SEC Filings (as that term is defined below).

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I.        “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

J.        “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

K.       “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

L.       “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

M.      “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

N.       “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

O.       “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

P.       “Leases” means all leases for real or personal property.

Q.       “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under this Agreement; or (iii) a material adverse effect on: (A) the legality, validity, binding effect or enforceability against the Company of this Agreement; (B) the rights or remedies of YA under this Agreement; or (C) a material adverse effect or impairment on YA’s ability to sell the shares of the Company’s Common Stock issuable to YA under this Agreement without limitation or restriction.

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R.       “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations under Contracts, existing or incurred under this Agreement or the Preferred Stock, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

S.       “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

T.       “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

U.       “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

V.       “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

W.     “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

X.       “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

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REPRESENTATIONS AND WARRANTIES OF YA

YA, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

A.       Investment Purpose. YA is acquiring the Registrable Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

B.       Accredited Status. YA is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

C.       Reliance on Exemptions. YA understands that the Registrable Shares are issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and YA’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of YA set forth herein in order to determine the availability of such exemptions and the eligibility of YA to acquire the Registrable Shares.

D.       Information. YA and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information YA deemed material. YA and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received response from the Company or management satisfactory to YA.   Neither such inquiries, nor any materials provided to YA, nor any other due diligence investigations conducted by YA or its advisors, if any, or its representatives, shall modify, amend or affect YA’s right to fully rely on the Company’s representations and warranties contained in the Company’s representations and warranties below.

E.       No Governmental Review. YA understands that no United States federal or state governmental authority has passed on or made any recommendation or endorsement of the Registrable Shares, nor have such governmental authorities passed upon or endorsed the merits of the issuance of the Registrable Shares.

F.       Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of YA and is a valid and binding agreement of YA, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as of the date hereof to YA as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

A.      Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of New York. The Company has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification.

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B.       Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of this Agreement, and the performance by Company of all of its obligations hereunder and thereunder, including the issuance of the Registrable Shares, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable laws and no other action or consent on the part of Company, its board directors or any other person is necessary or required by the Company to execute this Agreement, consummate the transactions contemplated herein and therein, perform all of Company’s obligations hereunder and thereunder, or to issue the Registrable Shares. This Agreement has been duly and validly executed by Company (and the officer executing this Agreement is duly authorized to act and execute same on behalf of Company) and constitutes the valid and legally binding agreements of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

C.       Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.025 per share, of which 10,630,274 shares are issued and outstanding and the following preferred stock: (i) 51 shares of Series A Preferred Stock authorized of which 51 shares of Series A Preferred Stock are issued and outstanding; (ii) 71,120 shares of Series B Preferred Stock authorized of which 0 shares of Series B Preferred Stock are issued and outstanding; (iii) 67,361 shares of Series C Preferred Stock authorized of which 0 shares of Series C Preferred Stock are issued and outstanding; (iv) 141,000 shares of Series D Preferred Stock authorized, of which 141,000 shares are issued and outstanding; and (v) 300,000 shares of Series E Preferred Stock authorized, of which 300,000 shares are issued and outstanding; (v) 4,420,468 shares of undesignated “blank check” preferred stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company has no subsidiaries other than Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Meridian Waste Operations, Inc., Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal& Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, Meridian Innovations, LLC and Mobile Science Technologies, LLC. As of the date of this Agreement, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights, claims or encumbrances suffered or permitted by the Company. Except for the Registrable Shares and except as disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC Filings”), as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (ii) except as disclosed in the SEC Filings, there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of the Company or any of its, or by which the Company is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its assets except as set forth in the SEC Reports; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to YA true, complete and correct copies of: (I) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof; and (II) the Company’s Bylaws, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents or as disclosed in the SEC Filings, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose obligations on the governance of the Company. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the Registrable Shares.

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D.       No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated thereby, including the issuance of the Registrable Shares, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract to which Company is a party or by which any of its assets or properties may be bound, other than the Amended and Restated Credit Agreement dated February 15, 2017, as amended, and the Underwriting Agreement dated June 28, 2017; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s assets. The Company is not in violation of its Organizational Documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof, or to issue the Registrable Shares in accordance with the terms hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

E.       Issuance of Registrable Shares. The Registrable Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

F.       Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of the Company to perform its obligations under this Agreement; (ii) would constitute a default under any of this Agreement; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect. In addition: (v) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or assets; (vi) there is no outstanding Judgments against or affecting the Company, its business or assets; (vii) the Company is not in breach or violation of any Contract; and (viii) the Company has not received any material complaint from any customer, supplier, vendor or employee.

G.       Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its assets which are material to the business and operations of the Company as presently conducted, free of any Encumbrance, except as set forth herein and in the SEC Filings. Except as would not have a Material Adverse Effect, the Company’s assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

H.       Compliance with Laws. The Company is and at all times has been in full compliance with all Laws, except for any instances which would not have a Material Adverse Effect. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

I.        Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

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J.       Employee Benefit Plans. Except as disclosed to YA in writing prior to the date hereof, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

K.      Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

L.       Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

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M.       Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

N.       Environmental Laws. Except as are used in such amounts as are customary in the Company’s Ordinary Course of Business and in compliance with all applicable Environmental Laws, the Company represents and warrants to YA that: (i) the Company has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company (whether or not owned by the Company) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Company comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the Company’s knowledge, threatened; and (iv) the Company does not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

O.       Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

P.       Related Party Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, and except as described in the SEC filings, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

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Q.       Brokerage Fees. There is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby..

R.       No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the issuance of the Registrable Shares.

S.       No Disqualification Events. With respect to the Registrable Shares issued hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to YA a copy of any disclosures provided thereunder.

T.       Management. During the past ten-year period, no current officer or director or, to the knowledge of the Company, no current five percent (5%) or greater stockholder of the Company has been the subject of:

(i)       a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)      a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

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(iii)     any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)       Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)       Engaging in any particular type of business practice; or

(3)       Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)     any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)      a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)     a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

U.     Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to YA in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company, its agents or representatives, are complete and accurate to the best of the knowledge of the Company, its officers and directors, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

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INDEMNIFICATION

A.       Indemnification by the Company. The Company will indemnify and hold YA and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls YA (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “YA Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such YA Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against a YA Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such YA Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any YA Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any YA Party’s breach of any of the representations, warranties, covenants or agreements made by such YA Party in this Agreement; provided that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within 24 months from the Closing.

B.       Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

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